UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 14, 2013 (November 10, 2013)
Date of report (Date of earliest event reported)

ISLAND BREEZE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53452	27-1742696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 South Maple Avenue Marlton, New Jersey	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 931-1505

211 Benigno Blvd., Ste# 201
Belmawr, NJ 08031
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

On November 14, 2013, our subsidiary, IBI Palm Beach, LLC (“IBI Palm Beach”), entered into an equipment master lease and loan agreement (the “Agreements”) with an investor (the “Investor”), pursuant to which, IBI Palm Beach borrowed $1,500,000 from the Investor (the “Loan”) and leased certain gaming equipment (the “Gaming Equipment”) from the Investor.    The Loan is due and payable 24 months from IBI Palm Beach’s commencement of business operations, but no later than January 1, 2016, and interest accruing at 10% per annum, is due and payable on the first business day of each calendar quarter during the loan period.

The Gaming Equipment will be used by IBI Palm Beach in the casino to be located on its cruise ship currently named the Island Breeze II (ex Black Diamond).  The lease for the Gaming Equipment is for a period of 72 months, subject to certain automatic extensions. The basic rent for each Unit ("Basic Rent") is equal to twenty percent (20%) of the Daily Win generated by such Unit during each Lease Fee Period subject to a minimum lease participation amount. The aggregate minimum lease payment amount for the 72 month terms is $12,276,366.

The Investor has a first priority security interest in, all presently existing and hereafter acquired collateral of IBI Palm Beach, as security for the payment and performance of the obligations under the Agreements, as defined within the State of Florida Uniform Commercial Code Financing Statement Form (“UCC-1”) filed by the lender.  Additionally, in connection with the Agreements, IBI Palm Beach has issued to the investor warrants to purchase up to four (4%) percent of its equity.

IBI Palm Beach was organized in the State of Florida to operate a day cruise gaming vessel from the Port of Palm Beach, Florida.  IBI Palm Beach maintains its principal place of business at 1 East 11th Street, #500, Riviera Beach, FL 33404 U.S.A. IBI Palm Beach is a second tier  majority owned subsidiary of Island Breeze International, Inc., whose minority owners and third-party lenders are expected to fund the working capital necessary for the commencement of operations.  While a significant portion of the funds required to commence operations have already been raised, there can be no assurance that IBI Palm Beach will be able to raise the remainder of the  working capital necessary to commence and thereafter continue operations.

Island Breeze International, Inc. (the “Company”) is focused on developing and operating entertainment cruise projects. Since the financial reporting period ending December 31, 2012, the Company has not satisfied its obligations to file periodic reports with the SEC.  The Company intends to satisfy such reporting obligations once it has funds available to allow it to do so.  As of November 18, 2013, the Company had outstanding 40,435,564 shares of Class A Common Stock and 16,050,500 shares of Class B Common Stock.  The Island Breeze International's corporate website is www.IslandBreezeInternational.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLAND BREEZE INTERANTIONAL, INC.

Date: November 19, 2013	By:	/s/ Steven G. Weismann
Steven G. Weismann, Chief Financial Officer